ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignment and Assumption Agreement, dated as of November 5, 2009, by and between Mobile Presence Technologies, Inc., a Delaware corporation with an address of 51 Belmont Avenue, Northampton, MA  01060 (the “Corporation”) and Timothy Lightman, an individual with an address of 51 Belmont Avenue, Northampton, MA  01060 (the “Asssignee”):

WHEREAS,   the Corporation and the Assignee are parties to a certain STOCK EXCHANGE AND REORGANIZATION AGREEMENT, dated as of October 22, 2009, (the “Agreement”) by and among  Tianwei International Development Corporation, an Oregon corporation (“TIDC”), CAOPU Enterprise Limited, a company organized under the laws of the British Virgin Islands, (“CAOPU”), London Financial Group Ltd., a company organized under the laws of the British Virgin Islands (“LFG”), Phoebus Vision Investment Developing Group, Ltd., a company organized under the laws of the British Virgin Islands (“Phoebus”), the Corporation and the Assignee relating to the Corporation’s acquiring indirect ownership of certain business operations in the Peoples Republic of China; and

WHEREAS, the execution and delivery of this Assignment and Assumption Agreement is a condition to the closing under the Agreement; and

WHEREAS, this Assignment and Assumption Agreement has been duly approved by the Board of Directors and shareholders of the Corporation;

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, IT IS AGREED:

1.
The Corporation hereby assigns (the “Assignment”), in fee simple absolute, all of its assets of any kind whatsoever excepting only its rights under the Agreement, including, but not limited to those assets related to its proposed cellular telephone application to the Assignee.

2.	The Assignee accepts the Assignment.

3.
The Assignee assumes all of the indebtedness or other obligations of the Corporation in existence on the date hereof, excluding only its obligation to perform under the Agreement, including, but limited to any obligations for attorney fees, accountant fees, taxes and transfer agent fees and agrees to indemnify and hold the Corporation harmless against the same provided the Corporation gives prompt notice of any claim for indemnification at the address stated above.

IN WITNESS WHEREOF, we have executed this agreement as of the 5th day of November, 2009.

Mobile Presence Technologies, Inc.

By:	/s/ Timothy Lightman	/s/ Timothy Lithgtman

	Timothy Lightman, President and CEO	Timothy Lightman, Individually